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                                                                    EXHIBIT 3.1


                               SECRETARY OF STATE


     I. BILL JONES, Secretary of State of the State of California, hereby certify:

     That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

                                        IN WITNESS WHEREOF, I execute this
                                           certificate and affix the Great
                                           Seal of the State of California this

                                               DEC 18 1996
                                            --------------------------------


                                        /s/ BILL JONES
                                        ----------------
                                        Secretary of State
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                           ARTICLES OF INCORPORATION

                                       OF

                          WESPAC PROPERTY CORPORATION


         The undersigned natural persons of full age, as incorporators and as the appropriate officers pursuant to Section 200.5(c) of the General Corporation Law of the State of California, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the Corporations Code of the State of California, do hereby adopt the following Articles of Incorporation.

                                   ARTICLE I

         WESPAC Investors Trust III, an existing unincorporated association, is being incorporated by the filing of these Articles of Incorporation pursuant to
Section 200.5 of the California General Corporation Law.

                                   ARTICLE II

         The name of this corporation is WESPAC Property Corporation.

                                  ARTICLE III

         The existence of this corporation shall be perpetual.

                                   ARTICLE IV

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE V

         The name of this corporation's initial agent for service of process in the State of California is CT Corporation System, a Delaware corporation.

                                   ARTICLE VI

         (a) The total number of shares of all classes which the corporation shall have authority to issue is 45,000,000 shares,
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of which 40,000,000 shares, par value $0.01 per share, shall be of a class designated "Common Stock" and 5,000,000 shares, par value $0.01 per share, shall be of a class designated "Preferred Stock."

         (b) The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

         (c) Except as otherwise specifically required by law or as specifically provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, the exclusive voting power of the corporation shall be vested in the Common Stock of the corporation. Except as otherwise provided in these Articles of Incorporation, each share of Common Stock shall entitle the holder thereof to one vote at all meetings of the shareholders of the corporation.

                                  ARTICLE VII

         (a) The business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

         (b) Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article VI applicable thereto.

                                  ARTICLE VIII

         (a) The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

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         (b)     The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through Bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or, otherwise, to the fullest extent permissible under California law.

         (c)     Any amendment, repeal or modification of any provision of this
Article VIII shall not adversely affect any right or protection of an agent of this corporation existing at the time of such amendment, repeal or modification.

         IN WITNESS WHEREOF, the undersigned have executed these Articles of Incorporation this 12th day of December, 1996 in accordance with the provisions of Section 200.5(c) of the California General Corporation Law.





                                          /s/ KARL L. BLAHA
                                          --------------------------------
                                          Karl L. Blaha, President, WESPAC
                                          Investors Trust III and
                                          Incorporator of WESPAC Property
                                          Corporation




                                          /s/ F. TERRY SHUMATE
                                          --------------------------------
                                          F. Terry Shumate, Secretary,
                                          WESPAC Investors Trust III and
                                          Incorporator of WESPAC Property
                                          Corporation


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                                  DECLARATION

         Under penalty of perjury, the undersigned officers of WESPAC Investors Trust III (the "Trust") hereby verify that the incorporation of the Trust has been approved by the trustees of the Trust and has been approved by the affirmative vote of a majority of the outstanding voting shares of beneficial interest, in accordance with the provisions of Section 200.5(a) of the California General Corporation Law.

         IN WITNESS WHEREOF, the undersigned have executed this Declaration as of December 12th, 1996 in Dallas, Texas.



                                              /s/ KARL L. BLAHA
                                              --------------------------------
                                              Karl L. Blaha, President, WESPAC
                                              Investors Trust III and
                                              Incorporator of WESPAC Property
                                              Corporation




                                              /s/ F. TERRY SHUMATE
                                              --------------------------------
                                              F. Terry Shumate, Secretary,
                                              WESPAC Investors Trust III and
                                              Incorporator of WESPAC Property
                                              Corporation




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